Exhibit 99.1

Limoneira Announces Chief Financial Officer Succession

Greg Hamm to Succeed Mark Palamountain as Chief Financial Officer

SANTA PAULA, Calif.--(BUSINESS WIRE)—January 28, 2026-- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified lemon and avocado growing and lemon packing company with related agribusiness activities and real estate development operations, today announced that Mark Palamountain will step down from his role as Chief Financial Officer to pursue interests outside of the Company. Greg Hamm, who has served as Corporate Controller since 2004 and as Vice President and Corporate Controller since 2008, will succeed Palamountain as Chief Financial Officer. The effective date of Palamountain’s departure and Hamm’s appointment has not been determined and Palamountain will remain available to Limoneira in an advisory capacity following his departure to assist with ongoing initiatives and support the leadership transition.

Harold Edwards, President and Chief Executive Officer of the Company, stated, “Mark has been an invaluable member of our leadership team and finance organization since joining Limoneira in 2012, and his contributions as Chief Financial Officer since 2018 have been instrumental in our Company’s strategic transformation. As part of our commitment to succession planning, we previously identified Greg as a candidate for Chief Financial Officer and have worked closely with him over the years to prepare him for this role. His close working relationship with Mark and his comprehensive understanding of our business operations will ensure a smooth and effective transition. I work closely with Greg on a daily basis and am confident in his ability to drive our financial strategy forward.”

Mark Palamountain, Chief Financial Officer, stated, “I am grateful for the opportunity to have served Limoneira during such a transformative period. The Company is well-positioned for continued success, and I have complete confidence in Greg’s ability to lead the finance organization forward. His extensive knowledge of our operations and strong relationships with our stakeholders will ensure a seamless transition.”

Palamountain’s tenure as Chief Financial Officer coincided with a period of significant evolution for Limoneira, including the Company’s strategic shift toward diversified operations, enhanced cost management, and the recent partnership with Sunkist. His deep understanding of agricultural operations, financial markets, and strategic planning has been crucial to positioning the Company for sustained growth.

Hamm’s appointment reflects a carefully developed succession plan designed to promote strategic continuity in finance, risk management and capital allocation. Hamm brings over two decades of experience with Limoneira, having joined the company in 2004. Throughout his tenure, he has demonstrated exceptional leadership across multiple areas of the finance organization and has worked closely with the company’s auditors, bankers, and investors. His deep institutional knowledge and proven track record make him ideally suited to assume the Chief Financial Officer role.

As part of the leadership transition, Kelly Lindell, who has been with the Company since 2019, will assume the role of Corporate Controller. Lindell has been instrumental in the Company’s SEC reporting processes and has reported directly to Hamm since joining the organization.

About Limoneira Company

Limoneira Company, a 133-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 7,000 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona and Argentina. The Company is a leading producer of lemons and avocados that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “could,” “expect,” “may,” “anticipate,” “outlook,” “plans,” “intend,” “should,” “will,” “likely,” “strive,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: success in executing the Company’s business plans and strategies; changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh produce; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; disruption in the global supply chain; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; inability to pay debt obligations; ability to maintain compliance with debt covenants under our loan agreements or obtain modifications, waivers or deferrals of such covenants; changes in interest rates and the impact of inflation; availability of financing for land development activities; general economic conditions for residential and commercial real estate development; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; government restrictions on land use; the impact of foreign exchange rate movements; loss of important intellectual property rights; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investors:

John Mills

Managing Partner

ICR 646-277-1254